Exhibit 10.20

LEASE

This LEASE (No. CS-CPB-0705, hereinafter as this “Lease”) is made in Beijing Municipality in May 2007 by and between:

LESSOR (“Party A”):	China National Software and Service Co., Ltd.
LESSEE (“Party B”):	AutoNavi Software Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China, the Law of the People’s Republic of China on the Administration of Real Estate in Cities and other relevant laws and regulations and in line with the principles of equality and voluntariness, Party A and Party B, through amicable negotiations, hereby agree to enter into this Lease to clarify their respective rights and obligations in respect of the lease of certain premises by Party A to Party B for its use.

Article 1 Party A warrants that the premises to be leased to Party B comply with the applicable regulations of the State concerning the lease of house properties.

Article 2 Location and Area of the Premises

1.	The premises leased by Party A to Party B hereunder (the “Leased Premises”) are located at Tower B1, 18 Changsheng Road, Changping District, details of which are as follows:

			Floor Area: m2		Monthly Rent: RMB
No.	Location, Floor	Floor Area	Daily Unit Price (RMB)	Monthly Rent	Remarks
1	1/F, B1	1763	1.7	89,913	including property management fee (excluding electricity and heating)

2	2/F, B1	1577	1.7	80,427	including property management fee (excluding electricity and heating)

3	3/F, B1	1545	1.7	78,795	including property management fee (excluding electricity and heating)

4	4/F, B1	1545	1.7	78,795	including property management fee (excluding electricity and heating)

5	5/F, B1	747	1.7	38,097	including property management fee (excluding electricity and heating)

2.	The Leased Premises cover a total floor area of 7177 square meters.

The premises in the east of the first floor cover a floor area of 978 square meters and shall be leased at a monthly rent of RMB 49,878 (RMB Forty Nine Thousand Eight Hundred and Seventy Eight in words).

The premises in the west of the first floor cover a floor area of 785 square meters and shall be leased at a monthly rent of RMB 40,035 (RMB Forty Thousand and Thirty Five in words).

Article 3 Party A shall provide the building ownership certificate (which is in the process of being issued), the approval for the construction of the premises, its business license and other required documents. Party B shall provide its business license (or certificate of identity) and other required documents.

Article 4 Term and Purpose of Lease

1.	The term of lease of the premises located in the east of the first floor and on the second and third floors of B1 shall commence on February 1, 2007;

The term of lease of the premises on the fifth floor of B1 shall commence on March 1, 2007;

The term of lease of the premises located in the west of the first floor and on the fourth floor of B1 shall commence on April 1, 2007; and

The term of lease of all the premises stated above shall end on March 31, 2010.

2.	Party B undertakes to Party A that the Leased Premises may only be used for office purposes.

3.	Upon expiry of the term of lease hereunder, Party A shall have the right to take back, and Party B shall promptly return, the Leased Premises.

If Party B wishes to renew the lease hereunder, it must give a written notice to Party A at least 2 months before the expiry of the term of lease. Upon Party A’s consent, the parties may enter into a renewal lease.

Article 5 Rent and Terms of Payment

1.	The monthly rent for the Leased Premises hereunder shall be charged at the rates as follows:

RMB 89,913 (RMB Eighty Nine Thousand Nine Hundred and Thirteen in words) for the first floor of B1, including RMB 49,878 (RMB Forty Nine Thousand Eight Hundred and Seventy Eight in words) for the premises in the east of the first floor, and RMB 40,035 (RMB Forty Thousand and Thirty Five in words) for the premises in the west of the first floor;

RMB 80,427 (RMB Eighty Thousand Four Hundred and Twenty Seven in words) for the second floor of B1;

RMB 78,795 (RMB Seventy Eight Thousand Seven Hundred and Ninety Five in words) for the third floor of B1;

RMB 78,795 (RMB Seventy Eight Thousand Seven Hundred and Ninety Five in words) for the fourth floor of B1; and

RMB 38,097 (RMB Thirty Eight Thousand and Ninety Seven in words) for the fifth floor of B1.

The monthly rents for all the Leased Premises in B1 shall be RMB 366,027 (RMB Three Hundred and Sixty Six Thousand and Twenty Seven in words) in aggregate.

2.	It is agreed that when Party A delivers the Leased Premises, Party B shall deposit with Party A the sum of one month’s rent, i.e. RMB 366,037, as security for the performance of its obligations hereunder. Since Party B acquires the premises of Party A through more than one lease, and it has paid the security deposit of RMB 209,100 (RMB Two Hundred and Nine Thousand and One Hundred in words) on January 15, 2007 pursuant to the Lease (No. CS-CPB-0701) entered into by and between Party A and Party B in December 2006 with respect to the premises in the east of the first floor and on the second and third floors, it is agreed that Party B shall pay the security deposit for the premises in the west of the first floor and on the fourth and fifth floors in a total amount of RMB 156,927 (RMB One Hundred and Fifty Six Thousand Nine Hundred and Twenty Seven in words) by May 15, 2007.

Party A shall issue a payment receipt to Party B upon receipt of the security deposit. Upon termination of this Lease, Party A shall, after deducting the costs and expenses incurred by Party B as agreed herein, refund the security deposit it has received to Party B without interest within ten working days from the date of termination.

3.	It is agreed that Party B shall pay the rents by cheque twice a year, each time for six months. Detailed payment schedule is as follows:

January 15, 2007	Rents for east of 1/F and 2/F and 3/F from April to June;
May 15, 2007	Rents for 5/F from May to June;
May 15, 2007	Rents for 4/F and west of 1/F in June;

The above payments are made on different dates for different floors. Since June 25, 2007, the rents shall be paid according to the following schedule:

June 25, 2007	Rents for 1/F to 5/F from July to December and the property management fees and utility fees incurred during the decoration period;

December 25, 2007	Rents for 1/F to 5/F from January to June;
June 25, 2008	Rents for 1/F to 5/F from June to December;

Subsequent payments shall be made in the same way, i.e.:

December 25 of each year	Rents for 1/F to 5/F from January to June of the next year;
June 25 of each year	Rents for 1/F to 5/F from July to December of that year.

In case any payment date specified above falls on a non-business day, the payment shall be made on the immediately following business day within the same month.

Party A shall issue an invoice to Party B within 3 working days upon its receipt of the payment of rents.

Article 6 Rent-Free Period

Upon consultation, Party A agrees to grant a two-month rent-free period to Party B which:

For east of 1/F, 2/F and 3/F, starts from February 1 and ends on March 31 of 2007;

For west of 1/F and 4/F, starts from April 1 and ends on May 31 of 2007;

For 5/F, starts from March 1 and ends on April 31 of 2007.

During the rent-free period, Party B is not required to pay any rent; however, it shall pay 50% of the property management fee (see the Property Management services attached hereto) incurred for performing the early stage works at the premises.

In addition, Party B shall be responsible for the electricity, water and other utility fees actually incurred thereby during the rent-free period.

Article 7 Taxes and Fees

1.	Party A shall be responsible for the following taxes and fees:

During the term of lease hereunder, Party A shall pay the property taxes imposed on and in relation to the premises and land in accordance with applicable laws. All the costs and expenses imposed by competent government authorities in relation to the Leased Premises hereunder which are not specified herein shall be borne by Party A.

2.	Party B shall be responsible for the following taxes and fees:

(1) charges of electricity and heating supplies used by it on the Leased Premises; and

(2) other charges and expenses incurred by it.

Party A shall not, without proper authorization, require Party B to pay any additional fees or expenses which are not specified herein.

Article 8 Repair and Use of the Premises

1.	During the term of lease, Party A shall ensure the safety of using the Leased Premises hereunder. Unless otherwise provided herein and in the supplementary clauses hereto, the repair and maintenance of the Leased Premises and all the facilities attached thereto shall be the responsibility of Party A (except as caused by Party B’s improper use). Party A shall repair the Leased Premises within three days upon its receipt of Party B’s notice, failing which Party B may perform the repair by itself at the cost of Party A. If Party B is prevented from normal use of the Leased Premises as a result of the said repair, the term of lease for the repaired portion shall be extended accordingly. Party A is not obligated to repair any decoration or finishing carried out by Party B.

2.	Party B shall make reasonable use of the Leased Premises and the facilities attached thereto. In case of any damage to the Leased Premises or the facilities attached thereto due to Party B’s improper use thereof, Party B shall immediately repair and reinstate such premises or facilities or make monetary compensation for such damage.

In case Party B needs to alter the interior structure or decoration of the Leased Premises or install any equipment that may affect the structure of the Leased Premises, Party B shall submit the design plan for such alteration or installation to Party A in advance and obtain Party A’s written consent before proceeding with the said alteration or installation. Upon expiry of the term of lease or upon termination of the lease on account of Party B, Party A and Party B shall have the right to exercise either of the following options:

(1)	all the decorations attached to the Leased Premises become the property of Party A; or

(2)	Party B restores the Leased Premises to its original state.

Article 9 Assignment, Mortgage and Subletting

1.	During the term of lease hereunder, Party A has the right to assign or mortgage the Leased Premises in accordance with statutory procedures, whereupon this Lease shall continue to be binding upon the new owner of the Leased Premises and Party B. Party A has the obligation to notify Party B of the said information by three months’ prior written notice, and Party B shall have the right of first refusal to acquire the Leased Premises under same conditions.

2.	Without Party A’s consent, Party B may not sublet or lend the Leased Premises, except to its affiliates.

Article 10 Amendment, Rescission and Termination

1.	Party A and Party B may amend or terminate this Lease upon mutual agreement.

2.	Party B shall have the right to rescind this Lease if Party A:

(1)	is unable to provide the Leased Premises or valid proof of ownership to the Leased Premises, or the premises provided by it fail to comply with the agreed requirements; or

(2)	fails to perform its obligation of repair, which prevents Party B from making normal use of the Leased Premises.

3.	In case Party B takes any of the following acts during the term of lease hereunder, Party A shall have the right to rescind this Lease and take back the Leased Premises hereunder:

(1)	sublet or lend the Leased Premises without Party A’s written consent;

(2)	remove or alter any structure of the Leased Premises without Party A’s written consent;

(3)	cause damage to the Leased Premises and fail to repair the damage within the reasonable period of time requested by Party A;

(4)	use the Leased Premises for any purpose other than the purpose of use as agreed herein without Party A’s written consent;

(5)	use the Leased Premises to store hazardous materials or engage in illegal activities;

(6)	default in making payment of any costs or expenses due and payable by it as agreed herein, resulting in severe damage to Party A; or

(7)	default in paying the rents for more than 2 months in aggregate.

4.	In case Party B wishes to renew the lease hereunder, it shall give a written notice to Party A at least 2 months before the expiry of the term of lease. Upon expiry of the term of lease hereunder, Party B shall have the priority in leasing the premises to be leased by Party A under same conditions.

5.	This Lease shall terminate automatically upon expiry of the term of lease hereunder.

6.	This Lease shall terminate if the performance hereof becomes impossible due to force majeure.

Article 11 Delivery and Return of the Premises

1.	Party A shall procure and maintain the Leased Premises and the facilities and equipment incidental thereto in good conditions for normal use.

2.	Party A and Party B shall jointly participate in the acceptance inspection of the Leased Premises when returned and shall at that time present any dissent with respect to the decoration works, hardware facilities or equipment thereon. For any item that is difficult to inspect or confirm on the premises, the dissenting party shall file claims to the other party within 15 days after the acceptance inspection.

3.	Party B shall return the Leased Premises and the facilities and equipment incidental thereto to Party A upon expiry of the term of lease.

Party B shall return the Leased Premises and the facilities and equipment incidental thereto in good conditions, and shall not leave any article on the thereon or otherwise affect the normal use thereof. Party A shall have the right to dispose of any article left on the Leased Premises without its consent.

Article 12 Liabilities for Breach by Party A

1.	If this Lease is rescinded due to Party A’s failure to provide the Leased Premises as agreed herein or its taking back of the Leased Premises before the expiry date of the lease in violation of the provisions hereof, Party A shall give two months’ prior written notice to Party B and pay liquidated damages that equal 5% of the total annual rents to Party B. In addition to paying the liquidated damages as agreed, Party A shall refund to Party B the security deposit for the Leased Premises and the rents for the remainder of the term of lease, and compensate Party B for the economic losses incurred thereby in excess of the liquidated damages.

2.	If Party B requires continued performance of this Lease by Party A, Party A shall pay a late fee equal to the daily rent to Party B for each day beyond the agreed date of delivery of the Leased Premises, and shall compensate Party B for all the losses incurred thereby as a result of such delay.

Article 13 Liabilities for Breach by Party B

1.	During the term of lease hereunder, if Party B takes any of the following acts, Party A shall have the right to terminate this Lease and take back the Leased Premises, and Party B shall pay liquidated damages that equal 5% of the total annual rents to Party A. Upon Party B’s payment of the liquidated damages, Party A shall refund to Party B the security deposit for the Leased Premises and the rents for the remainder of the term of lease. If the liquidated damages so paid are not sufficient to cover the losses incurred by Party A, Party B shall also be responsible for the shortfall until all the foreseeable direct losses are made up.

(1) sublet or lend the Leased Premises to others without Party A’s written consent;

(2)	remove or alter any structure of the Leased Premises or otherwise cause damage to the Leased Premises without Party A’s written consent;

(3)	use the Leased Premises for any purpose other than the purpose of use as agreed herein or use the Leased Premises to engage in illegal activities; or

(4)	default in paying the rents for more than 2 months in aggregate.

2.	If Party B defaults in paying any rent during the term of lease, it must pay a late fee equal to the daily rent for each day of default.

3.	During the term of lease, if Party B wishes to surrender the lease of the Leased Premises, it shall give two month’s prior written notice to Party A and both parties shall enter into negotiations regarding matters involved in such surrender.

4.	Upon expiry of the term of lease, Party B shall return the Leased Premises as scheduled. If Party B delays in returning the Leased Premises to Party A, it shall pay a late fee equal to the original daily rent for the premises to Party A for each day delayed. In addition, Party B shall be responsible for all the direct losses incurred by Party A due to such delay.

Article 14 Release

1.	Neither Party A nor Party B shall be liable for the non-performance of this Lease due to force majeure or any loss arising therefrom.

2.	In case any of the Leased Premises needs to be demolished or rebuilt according to national policies, which causes any loss to Party A or Party B, the parties shall incur no liability to each other, except where the demolishment or rebuilding is caused by Party A.

3.	In case this Lease is terminated under the above circumstances, the rents for the Leased Premises shall be calculated based upon the actual period of use. For any period of use which is less than a month, the rents shall be calculated on a daily basis, where overpayment shall be refunded and deficiency shall be made up.

Article 15 For matters not covered herein, Party A and Party B may, upon consultation and mutual consent, enter into supplementary clauses which shall form a part of and have equal legal effect as this Lease.

Article 16 Dispute Resolution

Any dispute arising hereunder shall be resolved by the parties through consultation or mediation. Should any dispute fail to be resolved through consultation or mediation, it may be submitted to the people’s court with jurisdiction for resolution through legal proceedings.

Article 17 Other Covenants

Party A suggests that Party B take out proper property insurance to cover its own assets located within the Leased Premises against losses in case of accidents.

Article 18 This Contract shall take effect upon being signed by the legal representatives or authorized representatives and affixed with the corporate seals of both parties.

Article 19 Upon the execution hereof, the Lease (contract # CS-CPB-0701) entered into by and between Party A and Party B in December 2006 in respect of the premises in the east of the first floor and on the second and third floors shall become null and void. In case of any conflict between this Lease and the Lease numbered CS-CPB-0701, this Lease shall prevail.

Article 20 This Contract shall be made in four counterparts and each of Party A and Party B shall hold two counterparts. All the counterparts shall be equally authentic.

Party A: /seal/	Party B: /seal/
Business License No.:	Business License No.:
Telephone:	Telephone:
Facsimile:	Facsimile:
Address:	Address:
Postal Code:	Postal Code:
Signed by: /s/	Signed by: /s/
Date: May 18, 2007	Date: May 18, 2007

APPENDIX 2

List of Equipment and Facilities on 1/F to 5/F of CNSSC Tower B1

1.	Before Party B carries out decoration works, the equipment and facilities located on 1/F to 5/F of CNSSC Tower B1 are as follows:

Floor	Location	Equipment and Facilities	Number	Remarks
1	low voltage equipment room	Cabinet	1

2	Monitor Room	Air-conditioner	1
	Administrative Room	Air-conditioner	1
		Cabinet	1

3	low voltage equipment room	Cabinet	1
		Air-conditioner	1

4	low voltage equipment room	Air-conditioner	1	Unused
		Cabinet	1

5	low voltage equipment room	Air-conditioner	1	Unused
		Cabinet	1

1-5		Compact Water Boiler	5
		Toilet Water Heater	10
		Vent Fan	10	Vent fans in female toilets on 3/F and 5/F are broken
		high voltage cabinet	15

2.	The equipment and facilities that are removed by Party B upon Party A’s consent during the decoration period are set forth in the Equipment and Facilities Handover List.

APPENDIX 3

Equipment and Facilities Handover List

The equipment and facilities that are removed and handed over by Party B to Party A upon Party A’s consent during the decoration period are as follows:

Equipment and Facilities	Number	Remarks
Lamp Pan (120 x 60)	98
Lamp Pan (90 x 60)	12
Wooden Door	6
Glass Door	20	including small doors
Glasses	50	including small pieces